As filed with the Securities and Exchange Commission on February 19, 2020
Registration No. 333-232895

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
 ________________________________________
Post-Effective Amendment No. 1
to
FORM S-3
 ________________________________________
REGISTRATION STATEMENT
Under
the Securities Act of 1933
____________________________________________________________
PPG INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
____________________________________________________________

Pennsylvania	25-0730780
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)
PPG Industries, Inc.
One PPG Place
Pittsburgh, PA 15272
(412) 434-3131
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Anne. M. Foulkes, Esq.
Senior Vice President and General Counsel
PPG Industries, Inc.
One PPG Place
Pittsburgh, PA 15272
(412) 434-3131
(Name, address, including zip code, and telephone number, including area code, of agent for service)
With a Copy to:
Kristen L. Stewart, Esq.
Jeffrey W. Acre, Esq.
K&L Gates LLP
K&L Gates Center
210 Sixth Avenue
Pittsburgh, Pennsylvania 15222
(412) 355-6500
 ________________________________________

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act ☐
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CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered (1)	Amount to be Registered (2)	Proposed Maximum Offering Price Per Unit (3)	Proposed Maximum Aggregate Offering Price (4)	Amount of Registration Fee (5)
Debt Securities			$2,400,000,000	$311,520
Common Stock, par value $1.66 2/3 per share
Preferred Stock, without par value
Warrants
Depositary Shares
Purchase Contracts
Units (6)

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
There is being registered hereby such indeterminate amount of the securities of each identified class as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.

(3)
Omitted pursuant to General Instruction II.D of Form S-3. The proposed maximum offering price per unit will be determined from time to time by PPG Industries, Inc. in connection with the issuance of securities registered hereunder.

(4)
Provided for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act of 1933, as amended (the “Securities Act of 1933”). In no event will the aggregate offering price of the securities issued under this registration statement exceed the amount registered above.

(5)	Calculated in accordance with Rule 457(o) under the Securities Act of 1933.

(6)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

EXPLANATORY NOTE
This Post-Effective Amendment No. 1 to the registration statement on Form S-3 (Registration No. 333-232895) (the “registration statement”) is being filed to (i) reflect that PPG Industries, Inc. expects that it will no longer be a well-known seasoned issuer, as defined in Rule 405 under the Securities Act of 1933, upon the filing by PPG Industries, Inc. of its Annual Report on Form 10-K with the Securities and Exchange Commission on or about February 20, 2020 and (ii) include information that is required to be included in the registration statement by such form for registrants who are no longer well-known seasoned issuers. PPG Industries, Inc. may continue to offer and sell the securities registered hereunder in accordance with Rule 415 under the Securities Act of 1933.

This Post-Effective Amendment No. 1 registers $2,400,000,000 of securities that may or may not be issued at any time prior to December 31, 2021 pursuant to authority granted by the Board of Directors of PPG Industries, Inc.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation:

Securities and Exchange Commission registration fee…………………..	$311,520
Legal fees and expenses* ………………………………………………..	100,000
Accounting fees and expenses*…………………………………………..	100,000
Trustee’s fees and expenses* …………………………………………….	15,000
Printing and engraving fees* ……………………………….……………	20,000
Miscellaneous* …………………………………………………………..	10,000

Total* ……………………………………………….……….……….	$556,520
________________

*	Estimated pursuant to instruction to Item 511 of Regulation S-K.

Item 15. Indemnification of Directors and Officers.
Sections 1741-1750 of the Pennsylvania Business Corporation Law provide for indemnification of PPG’s directors and officers against certain liabilities under certain circumstances.
Article VI of our Bylaws provides that a director, officer or employee shall be found to be entitled to indemnification for expenses (including attorney’s fees) and any liability (including judgments, fines or penalties and amounts paid in settlement) actually and in good faith paid or incurred by any such person in connection with any actual or threatened proceeding (including any derivative lawsuits) by reason of the fact that such person is or was serving as a director, officer or employee of PPG or, at the request of PPG, was serving another corporation, partnership, joint venture, trust, employee benefit plan or other entity, unless a referee finds the conduct engaged in to have been such that, if so found by a court, indemnification would be prohibited by Pennsylvania law. PPG is also required to indemnify any such person (1) where there has been a determination by a court as to the conduct of the person claiming indemnification such that indemnification would not be prohibited by Pennsylvania law and (2) where the person is otherwise entitled to indemnification by Pennsylvania law. Expenses with respect to a proceeding which are incurred in good faith are required to be advanced by PPG prior to final disposition of the proceeding, subject to any obligation to repay PPG which is imposed by law or by provision in the Restated Articles of Incorporation, Bylaws, an agreement or otherwise. Under Pennsylvania law, any such advancement of expenses must be made subject to an undertaking to repay PPG in the event that it is determined ultimately that the person receiving the advancement is not entitled to indemnification. A written request for such advancement of expense must be made to PPG’s Corporate Secretary.
The selection of the referee is to be made by the general counsel or, if the general counsel is the person claiming indemnification or is otherwise involved in the proceeding, by the senior officer who does not have such a relationship to the proceeding. The referee is defined to be an attorney with substantial expertise in corporate law, who is both independent of the parties and unbiased. The person claiming indemnification may object, within 10 days of the notice of selection of the referee, to the referee selected. If the parties cannot agree on the selection of a referee, or if PPG fails to propose a referee, within 45 days of the submission of the request for indemnification, the referee will be selected by the American Arbitration Association.
The determination of entitlement to indemnification is made by the referee; however, the referee is required to find the person entitled to indemnification unless the referee finds that the conduct of the person was such that if so found by a court, indemnification would be prohibited by Pennsylvania law. The determination of the referee is binding on PPG but not on the person claiming indemnification.
To the extent that a person is entitled to indemnification for only a portion of the expenses or liability resulting from a proceeding, PPG is required to indemnify the person for such portion.
The Bylaws authorize PPG to purchase and maintain insurance, to create a trust fund, to grant a security interest or to use other means (including, without limitation, establishing a letter of credit) to ensure the payment of indemnification.
PPG is specifically authorized to enter into agreements with any director, officer or employee, which agreements may grant rights in furtherance of, different from, or in addition to but not in limitation of, the rights to indemnification granted in the Bylaws, without further shareholder approval of the terms and conditions of, or the form of, such agreements to the extent permitted by Pennsylvania law. Without limitation of the foregoing, in such agreements PPG may agree (1) to maintain insurance against certain expenses and liabilities and (2) to contribute to expenses and liabilities incurred in accordance with the application of relevant equitable considerations to the relative benefits to, and the relevant fault of, PPG.
The Bylaws provide (1) that the rights granted therein are contract rights, (2) that the rights granted will cover acts and omissions occurring on or after January 27, 1987, and (3) that the rights granted will continue as to a person who has ceased to be a director, officer or employee, with respect to a proceeding which results from acts or failures to act while such person was a director, officer or employee.
Sections 1741-1750 and the Bylaws both also provide that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.
PPG also has policies of directors’ and officers’ liability insurance to indemnify its directors and officers against certain liabilities incurred in their capacities as such.

Item 16. Exhibits.
The following Exhibits are filed as part of this registration statement:

	Exhibit Number	Description
*	1.1	Form of Underwriting Agreement.
*	1.2	Form of Distribution Agreement.
	4.1	Indenture, dated as of March 18, 2008, incorporated by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated March 18, 2008.
	4.2	Supplemental Indenture, dated as of March 18, 2008, incorporated by reference to Exhibit 4.2 to the Registrant’s Current Report on Form 8-K dated March 18, 2008.
	4.3	Second Supplemental Indenture, dated as of November 12, 2010, incorporated by reference to Exhibit 4.3 to the Registrant’s Current Report on Form 8-K dated November 12, 2010.
	4.4	Third Supplemental Indenture, dated as of August 3, 2012, incorporated by reference to Exhibit 4.4 to the Registrant's Current Report on Form 8-K dated August 3, 2012.
	4.5	Fourth Supplemental Indenture, dated as of November 12, 2014, incorporated by reference to Exhibit 4.2 to the Registrant's Current Report on Form 8-K dated November 12, 2014.
	4.6	Fifth Supplemental Indenture, dated as of March 13, 2015, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated March 13, 2015.
	4.7	Sixth Supplemental Indenture, dated as of November 3, 2016, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated November 3, 2016.
	4.8	Seventh Supplemental Indenture, dated as of February 27, 2018, incorporated by reference to Exhibit 4.3 to the Registrant's Current Report on Form 8-K dated February 27, 2018.
4.9
Eighth Supplemental Indenture, dated as of August 15, 2019, between PPG Industries, Inc. and The Bank of New York Mellon Trust Company, N.A., was filed as Exhibit 4.3 to the Registrant’s Current Report on Form 8-K filed on August 15, 2019.

	4.10	Form of Senior Debt Indenture, incorporated by reference to Exhibit 4.5 to the Registrant’s Registration Statement on Form S-3 filed July 29, 2013.
	4.11	Form of Subordinated Debt Indenture, incorporated by reference to Exhibit 4.6 to the Registrant’s Registration Statement on Form S-3 filed July 29, 2013.
**	4.12	Form of Common Stock Certificate incorporated by reference to Exhibit E to the Registrant’s Registration Statement on Form 10 filed June 29, 1935.

*	4.13	Form of Preferred Stock Certificate.
*	4.14	Form of Statement with respect to Shares of Preferred Stock.
	4.15	Form of Senior Debt Security (included in Exhibits 4.1 and 4.10).
	4.16	Form of Subordinated Debt Security (included in Exhibit 4.11).
	5.1	Opinion of K&L Gates LLP, incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 filed July 30, 2019.
+	23.1	Consent of PricewaterhouseCoopers LLP.
	23.2	Consent of K&L Gates LLP, incorporated by reference to Exhibit 5.1 to the Registrant’s Registration Statement on Form S-3 filed July 30, 2019.
	24.1	Powers of Attorney, incorporated by reference to Exhibit 24.1 to the Registrant’s Registration Statement on Form S-3 filed July 30, 2019.
	25.1
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the form of senior debt indenture, incorporated by reference to Exhibit 25.1 to the Registrant’s Registration Statement on Form S-3 filed July 30, 2019.

	25.2
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. with respect to the form of subordinated debt indenture, incorporated by reference to Exhibit 25.2 to the Registrant’s Registration Statement on Form S-3 filed July 30, 2019.

	25.3
Form T-1 Statement of Eligibility of The Bank of New York Mellon Trust Company, N.A. (formerly known as The Bank of New York Trust Company, N.A.) with respect to the Indenture dated as of March 18, 2008, incorporated by reference to Exhibit 25.3 to the Registrant’s Registration Statement on Form S-3 filed July 30, 2019.

________________

*	To be filed either by amendment to this registration statement or as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

**	This exhibit has been paper filed and is not subject to the hyperlinking requirements of Item 601 of Regulation S-K.

+	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:
(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)    to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)    to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)    to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (i), (ii) and (iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(A)    Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(B)    Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(5)    That, for the purpose of determining liability of a registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, each undersigned registrant undertakes that in a primary offering of securities of an undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i) Any preliminary prospectus or prospectus of an undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii) Any free writing prospectus relating to the offering prepared by or on behalf of an undersigned Registrant or used or referred to by an undersigned registrant;
(iii) The portion of any other free writing prospectus relating to the offering containing material information about an undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and
(iv) Any other communication that is an offer in the offering made by an undersigned registrant to the purchaser.
(6)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(7)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the foregoing provisions, or otherwise, each registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person of a registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that registrant will, unless in the opinion of its counsel the has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania on February 19, 2020.

PPG INDUSTRIES, INC.

By:     /s/ Vincent J. Morales
Name: Vincent J. Morales
Title: Senior Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Michael H. McGarry	Director, Chairman of the Board and Chief Executive Officer	February 19, 2020
Michael H. McGarry	(Principal Executive Officer)

/s/ Vincent J. Morales	Senior Vice President and Chief Financial Officer	February 19, 2020
Vincent J. Morales	(Principal Financial Officer)

/s/ William E. Schaupp	Vice President and Controller	February 19, 2020
William E. Schaupp	(Principal Accounting Officer)

*	Director	February 19, 2020
Stephen F. Angel

*	Director	February 19, 2020
James G. Berges

*	Director	February 19, 2020
Steven A. Davis

*	Director	February 19, 2020
John V. Faraci

*	Director	February 19, 2020
Hugh Grant

*	Director	February 19, 2020
Victoria F. Haynes

*	Director	February 19, 2020
Melanie L. Healey

*	Director	February 19, 2020
Gary R. Heminger

*	Director	February 19, 2020
Michele J. Hooper

*	Director	February 19, 2020
Michael W. Lamach

*	Director	February 19, 2020
Martin H. Richenhagen

*	Director	February 19, 2020
Catherine R. Smith

* By: /s/ Vincent J. Morales
Vincent J. Morales, Attorney-in-Fact